EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-59760 of MidAmerican Energy Company on Form S-3 of our report dated January 17, 2002, appearing in this Annual Report on Form 10-K of MidAmerican Energy Company for the year ended December 31, 2001.




Des Moines, Iowa
March 26, 2002